Exhibit 17.1

                                December 20, 2007

Suncrest Global Energy Corp.
3353 South Main Street, #584
Salt Lake City, Utah 84115
Attn: Board of Directors

Beacon Enterprise Solutions Group, Inc.
124 North First Street
Louisville, Kentucky 40202
Attention: Bruce Widener, Chief Executive Officer

To Whom It May Concern:

Effective immediately, I hereby resign from the following positions and offices:
(i) Chief Executive Officer and President of Suncrest Global Energy Corp. (the "Corporation"); (ii) Chairman of the Board of Directors of the Corporation; and
(iii) except as set forth below, any other positions or offices I hold with the Corporation.

Effective ten (10) days after the filing with the Securities and Exchange Commission and dissemination to the shareholders of the Form 14F-1 describing the change of control of the Corporation's Board of Directors.

                                               Sincerely,

                                               /s/ John W. Peters

                                               John W. Peters